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                                                                       EXHIBIT 4


                             AMENDMENT NUMBER ONE
                          TO THE AMENDED AND RESTATED
                             DECLARATION OF TRUST
                                      OF
                             COLUMBUS REALTY TRUST
                                 (THE "TRUST")


     Pursuant to the provisions of Section 22.20 of the Texas Real Estate Investment Trust Act, the undersigned Trust adopts the following Amendment Number One to its Amended and Restated Declaration of Trust, which amends
Article XVIII thereof so as to comply with the New York Stock Exchange requirements regarding settlement of transactions.

                                   ARTICLE I

     The name of the Trust is Columbus Realty Trust.

                                   ARTICLE II

     The following amendment to the Amended and Restated Declaration of Trust was adopted by the shareholders of the Trust on May 23, 1997.

          Paragraph (h) of Article XVIII of the Amended and Restated Declaration of Trust is hereby amended to read in its entirety as follows:

          "(h) Subject to Paragraph (b) of this Article XVIII, nothing herein contained shall limit the ability of the Trust to impose or to seek judicial or other imposition of additional restrictions if deemed necessary or advisable to protect the Trust and the interests of its security holders by preservation of the Trust's status as a qualified real estate investment trust under the Code."

                                   ARTICLE III

     The number of common shares of beneficial interest, $.01 par value per share (the "Shares"), of the Trust outstanding and entitled to vote at the time of such adoption was Thirteen Million, One Hundred Forty Thousand, One Hundred Thirty One and 26/100 (13,140,131.26) Shares.

                                   ARTICLE IV

     The number of Shares voted for such amendment was 11,681,938.9941; and the number of Shares voted against such amendment was 83,836.0698.
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     IN WITNESS WHEREOF, the undersigned officer of the Trust does hereby execute this Amendment Number One to the Amended and Restated Declaration of Trust as of the 23th day of May, 1997.


                                         /s/ Richard R. Reupke
                                        ----------------------------------------
                                        Richard R. Reupke, Secretary